                                                      EXHIBIT B-2









CONSOLIDATED NATURAL GAS COMPANY


[COMMON] [CUMULATIVE PREFERRED] STOCK

STANDARD PURCHASE AGREEMENT PROVISIONS

INCLUDING

FORM OF PURCHASE AGREEMENT

	Exhibit ___



CONSOLIDATED NATURAL GAS COMPANY
STANDARD PURCHASE AGREEMENT PROVISIONS --
[COMMON] [CUMULATIVE PREFERRED] STOCK


          From time to time, Consolidated Natural Gas Company, a Delaware corporation (the "Company"), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Purchased Stock" shall mean the [common stock, par value $2.75 per share] [cumulative preferred stock, par value $_____ per share] (the "Registered Stock"), of the Company to be sold by the Company pursuant to the applicable Purchase Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

		The Company has filed ("filing" as used herein shall be deemed to include electronic filings pursuant to the EDGAR program), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Registered Stock, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Purchased Stock (the
"Prospectus Supplement").

The Company has furnished to you, for use by the Purchasers (as defined herein) and dealers if the Purchased Stock is to be sold to the public, copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in Section 2(a) of this Agreement.

		Section 1. Introductory. The Company proposes to issue and sell from time to time Registered Stock registered under an effective registration statement. The shares of Registered Stock referred to on Schedule A of the Purchase Agreement are hereinafter referred to as the "Firm Stock." The
Purchase Agreement may provide for an additional number of shares of Registered Stock (the "Additional Stock") which the purchasers may purchase on the terms and conditions set forth in this Agreement for the sole purpose of covering over-allotments. The Firm Stock and the Additional Stock, if any, are collectively referred to as the "Purchased Stock." The firm or firms, as the case may be, which agree to purchase the Purchased Stock are hereinafter referred to as the "Purchasers" of such Purchased Stock. The terms "you" and "your" refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be.

		Section 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

		(a)	A registration statement on Form S-3 relating to the Registered
Stock including a prospectus and all documents incorporated by reference therein has been filed with the Commission and has become effective.  Such registration statement, including the prospectus set forth therein, as amended by a prospectus supplement with respect to the offering of Purchased Stock referred to in Section 1 and all prior amendments and supplements thereto
(other than supplements and amendments relating to securities that are not
Purchased Stock), including all documents filed as a part thereof or incorporated therein, is hereinafter referred to as the "Registration
Statement," and such prospectus, as so amended or supplemented (including all material incorporated by reference therein), is hereinafter referred to as the
"Prospectus";

		(b)	The Registration Statement and the Prospectus in all material respects comply with the provisions of the Act; the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 as of the respective dates on which they were filed complied in all material respects with the requirements of the Exchange Act and, on said dates, and at the time of purchase, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Purchaser with respect to any statement contained in or any
matter omitted from the Registration Statement or Prospectus, which statements were made, or matters omitted, in reliance upon and in conformity with information furnished in writing to the Company through you for use in the
Registration Statement and Prospectus;

		(c)	The Commission has issued an order under the Public Utility
Holding Company Act of 1935, as amended ("PUHCA"), permitting to become effective the Form U-1 Declaration filed by the Company with respect to the issue and sale of the securities covered thereby (including the Registered
Stock), such order being subject, however, to such supplemental orders, if any, as the Commission may issue under PUHCA.  A copy of such order heretofore issued by the Commission has been or will be delivered to the Purchasers;

		(d)	Except as otherwise contemplated herein, no approval,
authorization, consent, certificate or order of any State commission or regulatory authority is necessary with respect to the issuance or the sale of the Registered Stock by the Company;

		(e)	Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material and unfavorable change in the condition of the Company and its subsidiaries, on a consolidated basis, financial or otherwise, other than as referred to in the
Registration Statement and Prospectus; and

		(f)	The consummation of the transactions herein contemplated and the performance by the Company of the terms of this Agreement will not result in the breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

		Section 3.  Delivery and Payment.  Payment for the Firm Stock shall be made to the Company or its order by certified or official bank check or checks payable in New York Clearinghouse funds (unless otherwise specified in the Purchase Agreement, in which case payment shall be made as so specified) at the office of the Company, 44 Wall Street, New York, New York 10005 (unless another place is specified in the Purchase Agreement, in which case such payment shall be made at the place so specified), against the delivery of the
Firm Stock at said office to the Purchasers or you for the respective accounts of the Purchasers.  Such payment and delivery shall be made at 10:00 A.M., New
York City Time, on the date set forth in the Purchase Agreement, unless another time shall be agreed to by the Company and by you or unless postponed in accordance with the provisions of Section 8 hereof.  The time at which payment and delivery are actually made may hereinafter be called the "time of purchase".

		You shall specify the number of shares of the Firm Stock to be delivered and the name and address in which each share of Firm Stock is to be registered, by written notice delivered to the Company not later than 10:00 A.M., New York City Time, on the third business day preceding the time of purchase. For the purpose of expediting the checking of the Firm Stock by you, the Company agrees to make the Firm Stock available to you, at an office in New York City designated in the Purchase Agreement, not later than 2:00 P.M., New York City Time, on the first business day preceding the time of purchase, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

		If there is any Additional Stock, the Purchasers shall also have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of shares of Firm Stock to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares),
all or a portion of the Additional Stock, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm Stock, at the same purchase price per share to be paid by the Purchasers to the  Company for the Firm Stock, all subject to the terms and conditions set forth in this
Agreement.  This option may be exercised at any time (but not more than once)
on or before the thirtieth day following the date of the Purchase Agreement, by your written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised, and the date and time when the Additional Stock is to be delivered (such date and time being herein referred to as the "additional time of purchase");
provided, however, that the additional time of purchase shall not be earlier than the time of purchase nor earlier than the third business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised.  The number of shares of Additional Stock to be sold to each Purchaser shall be the number which bears the same proportion to the aggregate number of shares of
Additional Stock being purchased as the number of shares of Firm Stock set forth opposite the name of such Purchaser on Schedule A to the Purchase
Agreement bears to the total number of shares of Firm Stock (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

		Payment of the purchase price for the Additional Stock, if any, shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Stock, unless another manner or time shall be agreed to by the Company and by you.  The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase
Agreement, at least one full business day prior to the additional time of purchase, the Additional Stock so to be delivered in such denominations and registered in such names as
you shall have requested, all such requests to have been made in writing at least three full business days prior to the additional time of purchase, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

		If the additional time of purchase occurs after the time of purchase, then the obligation of the Purchasers to purchase the Additional Stock shall be conditioned upon receipt of supplemental opinions, certificates and letters confirming as of the additional time of purchase the opinions, certificates and letters delivered at the time of purchase pursuant to Section 5 hereof, except that in paragraph (a)(i), under the subheading (D), "Additional Stock" will replace "Purchased Stock".

 		Section 4. Covenants of the Company. The Company covenants and agrees with the several Purchasers:

		(a)	To advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any Purchased
Stock at any time when a prospectus relating to such Purchased Stock is required to be delivered under the Act and will furnish to you a copy of each such proposed amendment or supplement prior to the filing thereof;

		(b)	If at any time when a Prospectus relating to the Purchased Stock is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or such Prospectus to comply with the
Act, to promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;

		(c)	To furnish to you copies of the registration statement relating to the securities covered thereby (including the Purchased Stock) as originally filed and all amendments thereto (at least one of which will be as filed with the Commission via EDGAR and will include all exhibits except those incorporated by reference to previous filings with the Commission), a copy of each consent and certificate of independent accountants and of each other person whose profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, each related prospectus, the Prospectus, and all amendments and supplements to such documents (except supplements relating to securities that are not Purchased Stock) as filed with the Commission via EDGAR, in each case as soon as available and in such quantities as you may reasonably request for the purpose contemplated by the Act and to furnish to you sufficient copies of the foregoing (including copies of the Registration Statement (other than exhibits and consents filed as exhibits to the Registration Statement)) for distribution of two copies of the Registration Statement  and a sufficient number of copies of the Prospectus to each of the other Purchasers;

		(d)	To furnish such proper information as may be required and
otherwise to cooperate in qualifying the Purchased Stock for sale and in determining their eligibility for investment under the laws of such jurisdictions as you may designate and to pay or reimburse you for expenses and reasonable legal fees incurred in connection therewith, provided, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction;

		(e)	To advise you promptly (confirming such advice in writing) of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, and if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

		(f)	For a period of five years from the date hereof to furnish to you and to each other Purchaser who may so request (i) as soon as practicable after the close of each fiscal year a copy of the Company's annual report to stockholders for such year and (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders;

		(g)	During such period of time after the effective date of the
Registration Statement as the Purchasers are required by law to deliver a prospectus in connection with any sale of the Purchased Stock contemplated by the Prospectus, if any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a Purchaser, to amend or supplement the Prospectus by either (i) preparing and filing with the Commission and furnishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or
(ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a Purchaser, not misleading; provided that should such event relate solely to the activities of any of the Purchasers, then the Purchasers shall assume the expense of preparing any such amendment or supplement;

		(h)	During such period of time after the date hereof as a prospectus relating to the Purchased Stock is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act;

		(i)	To make generally available to its stockholders (as contemplated by Rule 158 of the Rules and Regulations or otherwise) a consolidated earnings statement of the Company and its subsidiaries covering a twelve-month period beginning the first day of the first fiscal quarter occurring after the effective date of the Registration Statement, as soon as reasonably practicable after the termination of such twelve-month period;

		(j)	To pay all expenses, fees and taxes, other than transfer taxes, in connection with (i) the preparation and filing of the Registration Statement and Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, (ii) the issue, sale and delivery of the Purchased Stock to the Purchasers, (iii) the qualification of the Purchased Stock for sale and the determination of their eligibility for investment under laws as aforesaid, (iv) the furnishing of the opinions (other than the opinion of Counsel for the Purchasers) and certificates referred to in
Section 5 hereof, (v) the registration of the Purchased Stock with the N.A.S.D, and (vi) any listing of the Purchased Stock on any securities exchange;

		(k)	To pay the fees and expenses of Cahill Gordon & Reindel (herein called "Counsel for the Purchasers") and to reimburse the Purchasers for their reasonable out-of-pocket expenses incurred in contemplation of the  performance of this Agreement, in the event that the Purchased Stock is not delivered to and taken up and paid for by the Purchasers hereunder for any reason whatsoever except the failure or refusal of any Purchaser to take up and pay for Purchased Stock for some reason not permitted by the terms of this
Agreement.  The Purchasers agree to pay the fees and expenses of Counsel for the Purchasers in any other event;

		(l)	To apply the net proceeds from the sale of the Purchased Stock, together with other funds of the Company, as set forth under the heading "Use of Proceeds" in the Prospectus; [and]

		(m)	If a public offering of Purchased Stock which is common stock
(or convertible into or exchangeable for common stock) is to be made, not to offer or sell any of the Company's Registered Stock prior to ten business days after the later of the time of purchase or the additional time of purchase without your consent[.][; and]

		[(n)	If a public offering of Purchased Stock which is common stock is to be made, to use its best efforts to list the Purchased Stock on the New York
Stock Exchange.]


		Section 5. Conditions of Purchasers' Obligations. The several obligations of the Purchasers hereunder to purchase the Firm Stock are subject to the following conditions:

		(a)	That at the time of purchase you shall be furnished with signed copies of the following, addressed to the Purchasers and with Photostat copies or signed or conformed counterparts thereof for each of the other Purchasers:

		(i)	An opinion of counsel to the Company, stating in substance:

				(A)	That the Company has been duly incorporated and is at
the time of purchase validly existing as a corporation in good standing under the laws of the State of Delaware, with charter power to carry on the business in which it is now engaged;

				(B)	That the subsidiaries of the Company named in the
Prospectus are validly organized and existing under the laws of the respective jurisdictions in which they are incorporated and that all of the outstanding capital stock of each such subsidiary company is owned by the Company and is not subject to any lien or encumbrance;

				(C)	That this Agreement has been duly authorized, executed
and delivered by the Company;

				(D)	That the Purchased Stock has been duly authorized and,
when issued and paid for by the Purchasers in accordance with the terms of this
Agreement, shall be fully paid and nonassessable;

				(E)	That the Purchased Stock conforms in all material
respects as to legal matters with the statements concerning the Purchased Stock in the Prospectus;

				(F)	That the statements of the law and legal conclusions
in the Prospectus set forth in the section "The Company and Its Subsidiaries,"
["Certain Terms and Description of Registered Stock"] and in the Annual Report
of the Company on Form 10-K incorporated by reference in the Prospectus (in the sections "[insert appropriate sections of 10-K]") are to the best of the knowledge of said counsel true and accurate and do not omit to state any material facts required to be stated therein or necessary to make such statements not misleading;

				(G)	That (i) the Registration Statement and the Prospectus
and any amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form with the requirements of Form S-3 and the Rules and Regulations, and (ii) the documents incorporated by reference in the Prospectus at the time the Registration Statement became effective and at the time of purchase (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) complied when filed pursuant to the Exchange
Act as to form with the requirements of the Exchange Act and the Exchange Act
Rules and Regulations;

				(H)	(i) The original order of the Commission referred to
in subsection (c) of Section 2 of this Agreement has been obtained and, to the best of the knowledge of said counsel, is in full force and effect; (ii) any required supplemental order of the Commission, referred to in subsection (c) of
Section 2 of this Agreement, has been duly issued and, to the best of the knowledge of said counsel, is in full force and effect; and (iii) no further approval, authorization, consent, certificate or order of any Federal commission or regulatory authority is necessary with respect to the issue and sale of the Purchased Stock by the Company as contemplated in this Agreement;

				(I)	That all contracts of the Company and its subsidiaries
that are required to be filed as exhibits to the Registration Statement under the Act and the Rules and Regulations have been so filed, and that to the extent required all material contracts of the Company and its subsidiaries have been properly described in the Registration Statement and Prospectus; and

				(J)	That such counsel has participated in the preparation
of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead such counsel to believe that either the
Registration Statement or the Prospectus at the time the Registration Statement or any amendment thereto became effective, or the Prospectus or any amendment or supplement thereto when the Prospectus or such amendment or supplement was filed or the Prospectus as it may be amended or supplemented as of the time of purchase, contains an untrue statement of a material fact  or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading;

		(ii)	An opinion of Counsel for the Purchasers as to matters
referred to in paragraph (a)(i) of this Section 5 under the subheadings (C),
(D), (E) and (H) (except for the third clause, in lieu of which such counsel shall state that they are not aware of any approval of any other regulatory body being so required), and that the Registration Statement and the Prospectus, as of the date the Registration Statement became effective (other than the financial statements and other financial and statistical information contained therein and Exhibit 12 to the Registration Statement, as to which such counsel need express no opinion), appear to comply as to form in all material respects with the requirements of Form S-3 and the Rules and Regulations. In addition such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company and representatives of the independent accountants of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in paragraph (a)(i) of this Section 5 under subheading (E)), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto when such Registration Statement or amendment became effective or the Prospectus or any supplement thereto when such supplement was filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or Exhibit 12 to the Registration Statement; and

		(iii)	A letter, dated the time of purchase addressed to the
Purchasers from the independent accountants for the Company to the effect that:

		(A)	they are independent accountants within the meaning of
the Act and the applicable rules and regulations thereunder;

		(B)	in their opinion, the consolidated financial
statements audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations with respect to registration statements on Form S-3;

		(C)	on the basis of procedures (but not an examination in
accordance with generally accepted auditing standards) consisting of:

		(1)	reading the minutes of meetings of the stockholders
and the Board of Directors of the Company and its consolidated subsidiaries since December 31, of the most recent preceding year as set forth in the minute books, but in no event through a specified date not more than five business days prior to the date of delivery of such letter;

		(2)	reading the unaudited consolidated balance sheets and
the unaudited consolidated statements of income, of cash flows and of retained earnings for the periods included in the Company's quarterly reports on Form 10-Q for the current year (for the quarters ended March 31, June 30 and September 30, as the case may be), incorporated by reference in the Registration Statement;

		(3)	reading the unaudited consolidated financial data of
the Company and subsidiaries for the period from the latest quarterly reporting period to the date of the latest available interim data, furnished by the Company, officials of the Company having advised them that no such consolidated financial data as of any date or for any period subsequent to such latest date were available; and

		(4)	making inquiries of certain officials of the Company
who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

		nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

		(a)	the unaudited condensed consolidated financial statements
incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Exchange Act Rules and Regulations or said financial statements are not stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement;

		(b)	for the period from the date of the latest quarterly report on
Form 10-Q to the date of the latest available unaudited consolidated income statement read by such accountants, there were any decreases, as compared with the corresponding period of the prior year, in consolidated total operating revenue, in operating income or in net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific decreases;

		(c)	at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than five days prior to the date of delivery of such letter, there was any change in common stock or long-term debt of the Company, or any decrease in total stockholders' equity as compared with amounts shown on the latest unaudited condensed consolidated balance sheet included in the Registration Statement (including documents incorporated by reference), [except as to dividends on common stock that have been declared in the normal course of business, amortization of long-term debt discount or premium, the retirement of long-term debt to satisfy mandatory sinking fund requirements, and the issuance of common stock in connection with the Company's long-term incentive plans and thrift plans,](1) or, from the date of the latest available unaudited condensed consolidated income statement read by such accountants to the subsequent specified date, any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues, in operating income or in

____________________
(1)	To be omitted, or completed and included, as appropriate.

net income, except in all instances for changes or decreases which the Registration Statement (including documents incorporated by reference) discloses have occurred or may occur, or except as otherwise noted in such letter.

				(D)	the specified dollar amounts (or percentages derived
from such dollar amounts) under captions specified by the Purchasers and agreed to by such independent accountants contained in the Registration Statement
(including documents incorporated by reference), in each case to the extent that such dollar amounts and percentages are obtained from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation, is in agreement with  such records or computations made therefrom, except as otherwise specified in such letter;

		(b)	That no amendment to the Registration Statement in the form in which the Registration Statement is effective at the date of this Agreement, filed subsequent to the execution of this Agreement, or supplement to the
Prospectus constituting a part of such Registration Statement, filed subsequently to the execution of this Agreement, shall contain information substantially different from that contained in such Registration Statement or
Prospectus which shall be unsatisfactory in substance to you or unsatisfactory in form to Counsel for the Purchasers;

		(c)	That prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened; that at the time of purchase the Registration Statement, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that
the Prospectus, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

		(d)	That since the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the time of purchase, no material and unfavorable change in the condition of the Company and its subsidiaries on a consolidated basis, financial or otherwise, shall have taken place (other than as referred to in the Registration Statement and Prospectus);
and the Company will, at the time of purchase, deliver to you, with Photostat copies for delivery to each of the Purchasers, a certificate of its Chairman of the Board or its President or a Vice President and its Treasurer or an
Assistant Treasurer that such a change has not occurred;

		(e)	That subsequent to the date of this Agreement and prior to the time of purchase there shall not have occurred (i) any downgrading in the rating of any debt  securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Stock; and

		(f)	That the Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

		Section 6.  Conditions of Company's Obligations.  The obligations of the Company with respect to the delivery of the Purchased Stock shall be subject to the following conditions:

		(a)	That prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened; and

		(b)	That no order or supplement to any order of the Commission
relating to the issue or sale of the Purchased Stock or to the application of the proceeds thereof shall contain any conditions or provisions that are not acceptable to the Company, it being understood that no order in effect as of the date of this Agreement contains any such unacceptable conditions or provisions.

		Section 7.	Termination of Agreement.  If a public offering of the
Purchased Stock is to be made by the Purchasers, this Agreement may be terminated at any time prior to 5:30 P.M., New York City Time, on the first business day following the date of this Agreement (but not after the initial public offering of the Purchased Stock) by you with the consent of the
Purchasers (including you) who have agreed to purchase in the aggregate 50% or more of the number of shares of the Purchased Stock agreed to be purchased hereunder, if trading in common stock on the New York Stock Exchange shall have been suspended or limited (other than a temporary suspension in  trading to provide for an orderly market), or minimum prices shall have been established on such exchange, or a banking moratorium shall have been declared by either Federal or New York State authorities.  This Agreement may also be terminated by you, with like consent whether or not a public offering of the
Purchased Stock has been made, at any time prior to the time of purchase, if the Company or any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity that is substantial with respect to the property of the Company and its subsidiaries as a whole and that, in your judgment, shall render it inadvisable to proceed with the delivery of the
Purchased Stock, whether or not such loss shall have been insured.

		The time of the "initial public offering," for the purposes of this
Section 7, shall mean the time, after the execution of this Agreement, of the release by you for publication of the first newspaper advertisement referring to the Purchased Stock, or the time, after the execution of this Agreement, at which the Purchased Stock is first generally offered by the Purchasers to the public or to dealers by letter or telegram or otherwise, whichever shall first occur.

		If this Agreement is terminated as provided in this Section 7, the Company and each other Purchaser shall be notified promptly by telephone or telegram, confirmed by letter. If this Agreement shall not be carried out by any Purchaser for any reason permitted under this Agreement or if the sale of the Purchased Stock to the Purchasers as herein contemplated shall not be carried out because the Company shall be unable in good faith to comply with any of the terms of this Agreement or if the Company shall not deliver the Purchased Stock for any reasons specified in Section 6 hereof, the Company shall not be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Sections 4(j), 4(k), 9 and 11 hereof) and the Purchasers (except any Purchasers in default hereunder) shall be under no liability to the Company nor be under any liability under this Agreement to one another.

		Section 8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Stock hereunder and the aggregate number of shares of Purchased Stock which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the total number of shares of Purchased Stock or less, you may make arrangements satisfactory to the Company for the purchase of such Purchased Stock by other persons, including any of the Purchasers, but if no such arrangements are made by the time of purchase, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Stock which such defaulting Purchasers agreed but failed to purchase.
If any Purchaser or Purchasers so default and the aggregate number of shares of Purchased Stock with respect to which such default or defaults occurs is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Purchased Stock by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Sections 4(j), 4(k), 10(b) and 11. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Stock hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the time of purchase for a period of not more than five
(5) full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. Nothing in this Section 8, however, shall obligate any Purchaser to purchase or find purchasers for any number of shares of Purchased Stock in excess of that agreed to be purchased by such Purchaser under the terms of this Agreement; nor shall anything herein operate to limit any rights which the Company may have against any Purchaser who shall for any reason other than a reason permitted hereunder fail to purchase the number of shares of Purchased Stock purchasable by it upon tender thereof in accordance with the terms of this Agreement. The term "Purchaser" as used in this Agreement shall refer to and include each Purchaser substituted under this
Section 8, with like effect as if said substituted Purchaser had originally been named in Schedule A.

		Section 9. Indemnity by the Company. The Company agrees to indemnify, defend and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Purchaser or person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus (the term "Prospectus" for the purpose of this Section 9 shall be deemed to include any preliminary prospectus, the prospectus included in the Registration Statement at the time it became effective, the Prospectus, the Prospectus as amended or supplemented and any document incorporated by reference therein pursuant to Item 12 of Form S-3), or arises out of or is based upon any alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made in such Registration Statement not misleading or necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company through you for use in such

Registration Statement or in such Prospectus or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through you to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. The Company's agreement to indemnify or reimburse any such Purchaser or person with respect to any such loss, expense, liability or claim is expressly conditioned upon its being notified of the action in connection therewith brought against such Purchaser or person by letter or telegram addressed to the Company within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon such Purchaser or person (or after he shall have received notice of such service upon any agent designated by him) but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Purchaser or person otherwise than on account of the indemnity agreement contained in this Section
9. The Company shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim and the Purchaser or person against whom such suit is brought shall be entitled to participate in such investigation and defense. If the Company assumes the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by the Company and satisfactory to such Purchaser or person, and in such case such Purchaser or person shall bear the expense of its or such person's investigation and the fees and expenses of any additional counsel retained by such Purchaser or person, except those incurred after notifying the Company of such claim and prior to being advised by the Company of its intention to assume such investigation or defense. If the Company does not assume the investigation of any such claim or the defense of any such suit, or if the Company shall agree in writing to pay such fees and expenses, or if such Purchaser or person shall reasonably conclude that there may be defenses available to it or such person which are different from or in addition to those available to the Company, the Company will reimburse such Purchaser or person for the reasonable fees and expenses of any counsel retained by such Purchaser or person; provided, however, that in such event the Company shall be entitled, at its own expense, to participate in the investigation or defense.

		The Company's indemnity agreement contained in this Section 9 and its warranties and representations in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and shall survive any termination of this Agreement or the issue and delivery of the Purchased Stock.

		The Company agrees promptly to notify the Purchasers of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Purchased Stock, or such Registration Statement or Prospectus.

		Section 10. Warranties of and Indemnity by Purchasers. (a) Each Purchaser warrants and represents that the information furnished in writing to the Company through you for use in the Registration Statement or in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. Each Purchaser, in addition to any other information furnished to the Company through you for use in the Registration Statement and Prospectus, hereby authorizes you to furnish to the Company the information with regard to the terms of offering of the Purchased Stock by such Purchaser, for use in the Registration Statement.

		(b)	Each Purchaser severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section
20 of the Exchange Act, from and against any loss, expense, liability or claim
(including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company through you for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof), or in the prospectus (or in the Prospectus as amended or supplemented), or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through you to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading.  The agreement of such Purchaser to indemnify or reimburse the Company or any such person with respect to any such loss, expense, liability or claim is expressly conditioned upon such Purchaser being notified of the action in connection therewith brought against the
Company or any such person, by letter or telegram addressed to you, within ten days after the summons or other first legal process which
discloses the nature of the liability or claim shall have been personally served upon the Company or any such person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Purchaser shall not relieve such Purchaser from any liability which it may have to the Company or any such person otherwise than on account of the indemnity agreement contained in this Section 10(b).  Such Purchaser shall be entitled to assume the investigation of any liability or claim and the defense of any suit brought to enforce any such liability or claim, if such liability or claim is based solely upon such alleged misstatement or omission on the part of such
Purchaser, and the Company or any person against whom such action is brought shall be entitled to participate in such investigation and defense.  If such
Purchaser shall be entitled  to assume and does assume the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by such Purchaser and satisfactory to the Company or such person, and in such case the Company or such person shall bear the expense of its investigation and the fees and expenses of any additional counsel retained by the Company or such person except those incurred after notifying such
Purchaser of such claim and prior to being advised by such Purchaser of its intention to assume such investigation or defense.  If such Purchaser shall be entitled to assume but does not assume the investigation of any such claim or the defense of any such suit, or if such Purchaser shall agree in writing to pay such fees and expenses, or if the Company or such person shall reasonably conclude that there may be defenses available to it or such person which are different from or in addition to those available to such Purchaser, such
Purchaser will reimburse the Company or such person for the reasonable fees and expenses of any counsel retained by the Company or such person; provided, however, that in such event, such Purchaser shall be entitled, at its own expense, to participate in the investigation or defense.

		The indemnity agreement on the part of such Purchaser contained in this Section 10(b) and the warranties and representations of such Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issue and delivery of the Purchased Stock.

		Each Purchaser agrees promptly to notify the Company and each other
Purchaser of the commencement of any litigation or proceedings against such
Purchaser in connection with the issue and sale of the Purchased Stock, or such
Registration Statement or Prospectus.

		Section 11.  Contribution by the Company and the Purchasers.  (a)If
the indemnification provided for in Section 9 or Section 10 is unavailable to an indemnified party under such Sections in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the
Purchasers on the other hand from the offering  of the Purchased Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable consideration.
The relative benefits received by the Company on the one hand and the
Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Prospectus or Prospectus Supplement with respect to the Purchased Stock if the same be so set forth.  The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers through you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

		(b)	The Company and Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 11, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Stock purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such
Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was  not guilty of such fraudulent misrepresentation.  The Purchasers' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

		(c)	The contribution agreement contained in this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser, or any person who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on
behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the
Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Stock.

		Section 12.  Notices.  All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following address, or be sent by telegram to the following address:  if to the
Purchasers or you, to you at your address as it appears in the Purchase
Agreement, and if to the Company, to the Company at 625 Liberty Avenue, CNG
Tower, Pittsburgh, Pennsylvania 15222-3199.

		Section 13.  Parties in Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company, and the directors, officers and controlling persons referred to in Sections 9, 10 and 11 hereof, and their respective successors, assigns, executors and administrators and no other person shall acquire or have any right under or by virtue of this Agreement.

		The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.  The term
"Purchasers", "persons", "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural.  The term "successor"
to any Purchaser shall not include any subsequent holder of the Purchased Stock merely by reason of such holding.

		Section 14.  Construction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

		Section 15.  Counterparts.  This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

CONSOLIDATED NATURAL GAS COMPANY

PURCHASE AGREEMENT

[COMMON STOCK
(par value $2.75 per share)]

[CUMULATIVE PREFERRED STOCK
(par value $_____ per share)](1)

		Dated: _____________, 199__

Consolidated Natural Gas Company
625 Liberty Avenue
CNG Tower
Pittsburgh, Pennsylvania  15222-3199

Dear Sirs:

		Referring to the [Common Stock, par value $2.75 per share] [Cumulative Preferred Stock, par value $_____ per share](1) (the "Registered Stock"), of Consolidated Natural Gas Company (the "Company") covered by a
registration statement on Form S-3 (No. 33-            ) (as defined in Section
2(a) of this Agreement, the "Registration Statement"), on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the number of shares of the Company's Registered Stock (the "Firm Stock") set forth opposite the names of the Purchasers on Schedule A hereto.

		The Company also grants to the Purchasers an option to purchase additional shares of the Company's Registered Stock (the "Additional Stock") on the terms and conditions contained in this
_________________________
(1)	Appropriate designation to be inserted.
(2)	To be omitted, or completed and included, as appropriate.

Agreement for the sole purpose of covering over-allotments. The Firm Stock and the Additional Stock are collectively referred to as the "Purchased Stock".

		The price at which the Purchased Stock shall be purchased from the Company by the Purchasers shall be $_____ per share [plus accrued dividends, if any, from _____________,
199__].(1) The initial public offering price shall be $_____ per share [plus accrued dividends, if any, from _____________, 199__].(2) The Purchased Stock will be offered as set forth in the Prospectus Supplement relating to such Registered Stock.

		All of the provisions contained in the document entitled "Consolidated Natural Gas Company, [Common Stock (par value $2.75 per share)] [Cumulative Preferred Stock (par value $_____ per share)](1), Standard Purchase Agreement Provisions," a copy of which has been filed as Exhibit ___ to the Registration Statement and has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

		The "time of purchase" (as defined in Section 3 of the aforementioned
Standard Purchase Agreement Provisions) shall be ____________________.(2)

		[The payment for the Purchased Stock shall be made in ________________________ funds.](2)

		[The place to which the Purchased Stock may be checked and packaged shall be _________________.](2)

		[The place at which the Purchased Stock shall be purchased shall be
_______________.](2)

		Notices to the [Purchasers] [Representatives](1) shall be sent to the following addresses:

________________________
(1)	Appropriate designation to be inserted.
(2)	To be omitted, or completed and included, as appropriate.

		[We represent that we are authorized to act for the several Purchasers named in Schedule A hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Purchasers.](3)

		If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

						Very truly yours,

						By_____________________________

						By______________________________
						   [Acting on behalf of and as
						   Representative of the several
						   Purchasers named in Schedule
						   A hereto.](1)

The foregoing Purchase Agreement
is hereby confirmed as of the
date first above written.

CONSOLIDATED NATURAL GAS COMPANY

By______________________________
	Title:

___________________________
(1)	Appropriate designation to be inserted.
(2)	To be omitted, or completed and included, as appropriate.
(3)	To be included if the Purchase Agreement is being executed by one or more
Purchasers acting as Representatives for purposes of this Agreement.
(4)	To be included if the Purchase Agreement is being executed by one or more
Purchasers acting as Representatives for purposes of this Agreement.

	SCHEDULE A


	  Number of
Name of Purchaser 	Shares of Firm Stock
_________________	____________________